UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):      November 15, 1999
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                         SFAC New Holdings, Inc.
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          (Exact name of registrant as specified in its charter)



State of Delaware                   33-383149                       52-2173534
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(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
of incorporation or organization)                          Identification No.)


520 Lake Cook Road, Suite 550, Deerfield, IL            60015
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code      (847) 405-5300
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ITEM 5.    OTHER EVENTS

   SFC New Holdings, Inc. ("SFC"), a subsidiary of SFAC New
   Holdings, Inc., entered into a definitive agreement on November 15, 1999 for the sale of its wholly owned subsidiary Metz Baking Company to The Earthgrains
   Company for $625 million in an all cash transaction.
   The transaction is subject to certain customary closing conditions, including the attainment of approvals of governmental regulatory agencies. Pending receipt of such approvals, Earthgrains is obligated to pay SFC a non-refundable fee in the aggregate amount of $37.5 million, payable in two equal installments in February
   2000 and March 2000 in the event the transaction is not closed prior to such time. Any such fee will be deducted from the purchase price to be paid by Earthgrains at closing.

   Upon completion of the transaction, $20 million of the purchase price will be paid into an escrow agreement to secure certain potential future indemnification obligations of SFC arising out of the sale.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

   Exhibit No.
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   99.9*     Press release dated November 15, 1999.



                        SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                   SFAC NEW HOLDINGS, INC
                   ----------------------
                         (Registrant)



Date:     November 15, 1999                  By:  /s/ Robert L. Fishbune
                                             ---------------------------
                                              Robert L. Fishbune
                                              Vice  President and Chief
                                              Financial Officer


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*    Filed herewith.